EXHIBIT E

FORMS OF LETTERS FROM THE COMPANY TO SHAREHOLDERS IN CONNECTION WITH ACCEPTANCE OF OFFERS OF TENDER

THE FOLLOWING LETTER IS BEING SENT TO SHAREHOLDERS IF THEY TENDERED 95% OR MORE OF THEIR SHARES OF THE COMPANY PURSUANT TO THEIR NOTICE OF INTENT TO TENDER.

[January 25, 2018]

Dear Shareholder:

SkyBridge Multi‑Adviser Hedge Fund Portfolios LLC (the “Company”) has received and accepted for purchase your tender of 95% or more of your Shares of the Company pursuant to your Notice of Intent to Tender.

Because you have tendered and the Company has purchased 95% or more of your Shares in Multi‑Strategy Series G, you have been issued a note (the “Note”) entitling you to receive a two‑part payment in an aggregate amount equal to the unaudited net asset value of your Shares as of March 30, 2018 in accordance with the terms of the tender offer.  The Note has been deposited with your authorized placement agent designated by you in your Notice of Intent to Tender.  Cash payments in settlement of the note will be wire transferred in accordance with the following schedule:  at least 95% of the amount due is anticipated to be paid on or about March 29, 2018, and the remainder of the amount generally due by June 30, 2018 (unless the valuation date of such Shares has changed, or the Multi‑Strategy Series G has requested a withdrawal of its capital from the investment funds in which it invests (and has not yet received at least 90% of the proceeds of such withdrawal)).  Note that, though cash payments on a Note will be wire transferred to a Shareholder’s authorized placement agent within the time periods referenced above, a placement agent may require up to an additional two business days to process payment and credit a Shareholder’s account accordingly.

Should you have any questions (or wish to request a copy of your Note), please feel free to contact BNY Mellon Investment Servicing, the Company’s agent for this purpose, at (855) 631‑5474.  You may also direct questions to your financial consultant.

Sincerely,

SkyBridge Multi‑Adviser Hedge Fund Portfolios LLC

THE FOLLOWING LETTER IS BEING SENT TO SHAREHOLDERS IF THEY TENDERED LESS THAN 95% OF THEIR SHARES OF THE COMPANY SPECIFIED IN THEIR NOTICE OF INTENT TO TENDER AND DID SO BY IDENTIFYING A DOLLAR AMOUNT FOR REPURCHASE.

                                                                          [January 25, 2018]

Dear Shareholder:

SkyBridge Multi‑Adviser Hedge Fund Portfolios LLC (the “Company”) has received and accepted for purchase your tender of a portion of your Shares of the Company pursuant to your Notice of Intent to Tender.

Because you have tendered and the Company has purchased a portion of your investment in Multi‑Strategy Series G, you have been issued a note (the “Note”).  The Note entitles you to receive payment in an amount equal to the purchase price of your Shares accepted for purchase.  In accordance with the terms of the tender offer, such purchase price is expected to be based on the unaudited net asset value of Multi‑Strategy Series G as of March 30, 2018.  The Note has been deposited with your authorized placement agent designated by you in your Notice of Intent to Tender.  Any cash payment in settlement of the Note is expected to be wire transferred on or about March 29, 2018, and provided that your account retains the required minimum account balance, all in accordance with the terms of the tender offer.  You remain a Shareholder of the Company with respect to the portion of your Shares that you did not tender and your remaining number of Shares may be subject to certain adjustments as described in the tender offer.  Note that, though cash payments on a Note will be wire transferred to a Shareholder’s authorized placement agent within the time periods referenced above, a placement agent may require up to an additional two business days to process payment and credit a Shareholder’s account accordingly.

Should you have any questions (or wish to request a copy of your Note), please feel free to contact BNY Mellon Investment Servicing, the Company’s agent for this purpose, at (855) 631‑5474.  You may also direct questions to your financial consultant.

Sincerely,

SkyBridge Multi‑Adviser Hedge Fund Portfolios LLC

THE FOLLOWING LETTER IS BEING SENT TO SHAREHOLDERS IF THEY TENDERED LESS THAN 95% OF THEIR SHARES OF THE COMPANY SPECIFIED IN THEIR NOTICE OF INTENT TO TENDER AND DID SO BY IDENTIFYING A SHARE AMOUNT FOR REPURCHASE.

                                                                    [January 25, 2018]

Dear Shareholder:

SkyBridge Multi‑Adviser Hedge Fund Portfolios LLC (the “Company”) has received and accepted for purchase your tender of a portion of your Shares of the Company pursuant to your Notice of Intent to Tender.

Because you have tendered and the Company has purchased a portion of your investment in Multi‑Strategy Series G, you have been issued a note (the “Note”).  Provided that your account retains the required minimum account balance, all in accordance with the terms of the tender offer, the Note entitles you to receive a two‑part payment in an aggregate amount equal to the unaudited net asset value of your Shares as of March 30, 2018 in accordance with the terms of the tender offer.  The Note has been deposited with your authorized placement agent designated by you in your Notice of Intent to Tender.  Cash payments in settlement of the note will be wire transferred in accordance with the following schedule:  at least 95% of the amount due is anticipated to be paid on or about March 29, 2018, and the remainder of the amount generally due by June 30, 2018 (unless the valuation date of such Shares has changed, or the Multi‑Strategy Series G has requested a withdrawal of its capital from the investment funds in which it invests (and has not yet received at least 90% of the proceeds of such withdrawal)).  You remain a Shareholder of the Company with respect to the portion of your Shares that you did not tender.  Note that, though cash payments on a Note will be wire transferred to a Shareholder’s authorized placement agent within the time periods referenced above, a placement agent may require up to an additional two business days to process payment and credit a Shareholder’s account accordingly.

Should you have any questions (or wish to request a copy of your Note), please feel free to contact BNY Mellon Investment Servicing, the Company’s agent for this purpose, at (855) 631‑5474.  You may also direct questions to your financial consultant.

Sincerely,

SkyBridge Multi‑Adviser Hedge Fund Portfolios LLC